UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): December 17, 2014

UNIFIED GROCERS, INC.

(Exact name of registrant as specified in its charter)

California	000-10815	95-0615250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5200 Sheila Street, Commerce, CA 90040

(Address of principal executive offices) (Zip Code)

(323) 264-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment of Amended and Restated Credit Agreement

On December 18, 2014, Unified Grocers, Inc. (the “Company,” “Unified,” “us” or “we”) entered into a Second Amendment, Consent and Lender Joinder (the “Second Amendment”) among the Company, the Lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent (“Administrative Agent”). The Second Amendment amends the existing Amended and Restated Credit Agreement dated as of June 28, 2013 (as so amended, the “Credit Agreement”), among the Company, the lenders party thereto, and the Administrative Agent.

The Credit Agreement provides for a revolving credit facility (the “Revolver”) with total commitments (“Revolving Loan Commitments”) in the principal amount of $370,000,000 (increased by the Second Amendment from $275,000,000) (as such amount may be increased by any increases in the Revolving Loan Commitments and decreased by any reductions in the Revolving Loan Commitments, in each case pursuant to the Credit Agreement) (the “Maximum Revolver Amount”) and a term loan in the amount of $100,000,000 (increased by the Second Amendment from $40,890,000) (the “Term Loan”). Borrowings under the Revolver may be made as revolving loans, swing line loans or letters of credit. Certain capitalized terms used in this description of the Credit Agreement have the meanings given to them in the Credit Agreement.

The aggregate Revolving Loan Commitments under the Credit Agreement may be increased from time to time, either through any of the existing lenders increasing its commitment or by means of the addition of new lenders, up to a maximum commitment of $450,000,000 (increased by the Second Amendment from $400,000,000). While the consent of the lenders as a group is not required to any such increase, no lender is required to increase its own Revolving Loan Commitment.

The Second Amendment adds a “first-in last-out” tranche (the “FILO Facility”) to the Revolver, with all other revolving loans constituting the “Tranche A Facility.” The maximum amount of the FILO Facility (the “FILO Maximum Revolver Amount”) is $21,358,301.97, reduced by $587,353.30 per month from the first anniversary of the Second Amendment to the second anniversary of the Second Amendment, reduced by $1,192,505.19 per month from the second anniversary of the Second Amendment to the third anniversary of the Second Amendment, and reduced to zero on the third anniversary of the Second Amendment. The maximum amount of the Tranche A Facility (the “Tranche A Maximum Revolver Amount”) is the Maximum Revolver Amount minus the FILO Maximum Revolver Amount.

The Revolver provides for loans up to the sum of (i) the lesser of (A) the Tranche A Maximum Revolver Amount less the sum of any outstanding letter of credit usage plus swing line loans plus reserves as may be established by the Administrative Agent and (B) the amount equal to the Tranche A Borrowing Base as of such date (based upon the most recent Borrowing Base Certificate delivered by the Company to the Administrative Agent) less the sum of any outstanding letter of credit usage plus any outstanding swing line loans (“Tranche A Availability”), and (ii) the lesser of (A) the FILO Maximum Revolver Amount and (B) the amount equal to the FILO Borrowing Base as of such date (based upon the most recent Borrowing Base Certificate delivered by the Company to the Administrative Agent) (“FILO Availability”). The Tranche A Borrowing Base is calculated as 85% of all Eligible Accounts (primarily accounts receivable) less any Dilution Reserve, plus the lesser of (a) 70% of Eligible Inventory or (b) 90% of the Net Recovery Percentage of Eligible Inventory, less reserves, if any, established by the Administrative Agent. The FILO Borrowing Base is calculated as 5% of all Eligible Accounts, plus the lesser of (a) 5% of Eligible Inventory or (b) 5% of the Net Recovery Percentage of Eligible Inventory. All Revolving Loans at any time outstanding are allocated first to the FILO Revolving Loan Commitments up to the amount of FILO Availability, and then to the Tranche A Revolving Loan Commitments.

The Credit Agreement matures June 28, 2018 (changed by the Second Amendment from the earlier of June 28, 2018 (“Original Maturity Date”), or 90 days prior to the scheduled maturity of the Amended and Restated Note Purchase Agreement dated as of January 3, 2006, as amended, among the Company, the current noteholders and John Hancock Life Insurance Company (U.S.A.) (“John Hancock”), acting in its capacity as collateral agent for the current noteholders (“Hancock Debt”), unless the Hancock Debt has been repaid, refinanced (including by exchange) or defeased) (see Prepayment of Senior Notes below). The purpose of the Revolver is to finance working capital and other general corporate needs, which may include capital expenditures and Permitted Acquisitions. The purpose of the Term Loan is for prepayment of the entire remaining balance of the Hancock Debt, and for payment of fees and expenses related to the repayment of the Hancock Debt, and (to the extent of any proceeds of the Term Loan remaining after payment of the Hancock Debt) for the same purposes as the Revolver (changed by the Second Amendment from the repayment of a portion of the Hancock Debt, and for payment of fees and expenses related to the payment of such portion of the Hancock Debt). The Term Loan is subject to prepayment, if any appraisal of the Term Loan Real Estate shows the outstanding balance of the Term Loan exceeds 60% of the appraised value of the Term Loan Real Estate, in the amount of such excess. The Second Amendment adds to the Term Loan Real Estate certain real property of the Company that had secured the Hancock Debt. The principal of the Term Loan is to be repaid monthly beginning January 31, 2015, in an amount per month of $833,333.33 (changed by the Second Amendment from an amount per month of $340,750.00, payment of which was due beginning July 31, 2013).

Borrowings under the Revolving Loan Commitment and Term Loan bear interest at an interest rate determined by reference either to the Base Rate or to the Eurodollar Rate with the rate election made by the Company at the time of the borrowing or at any time the Company elects to continue or convert a Loan or Loans, while swing loan borrowings bear interest at an interest rate determined by reference to the Base Rate. Tranche A Revolving Loans that are Base Rate Loans will bear interest margins of between 0.50% per annum and 1.00% per annum, dependent upon the Company’s Average Excess Availability for the most recently completed month for which a Borrowing Base Certificate has been delivered. Tranche A Revolving Loans that are Eurodollar Rate Loans will bear interest margins of between 1.50% per annum and 2.00% per annum, based upon the Company’s Average Excess Availability for the most recently completed month for which a Borrowing Base Certificate has been delivered. FILO Revolving Loans that are Base Rate Loans will bear interest margins of between 1.75% per annum and 2.25% per annum, dependent upon the Company’s Average Excess Availability for the most recently completed month for which a Borrowing Base Certificate has been delivered. FILO Revolving Loans that are Eurodollar Rate Loans will bear interest margins of between 2.75% per annum and 3.25% per annum, based upon the Company’s Average Excess Availability for the most recently completed month for which a Borrowing Base Certificate has been delivered. Amounts of the Term Loan that are Base Rate Loans will bear an interest margin of 1.00% per annum; amounts of the Term Loan that are Eurodollar Loans will bear an interest margin of 2.00% per annum. Swing line loans will bear interest at the Base Rate plus the interest margin for Tranche A Revolving Loans, or at such other rate as the Swing Line Lender offers in its discretion. Amounts available under Letters of Credit bear fees of 0.125% per annum plus the applicable Eurodollar Rate Margin for Tranche A Revolving Loans. If the Consolidated Fixed Charge Coverage Ratio for any period is less than 1.00 to 1.00, then the Base Rate Margin and the Eurodollar Rate Margin shall automatically increase by 0.50%. Undrawn portions of the commitments under the Credit Agreement bear commitment fees at a rate of either 0.25% per annum or 0.375% per annum, also dependent upon the Company’s Average Excess Availability. The Company may reduce the Revolving Loan Commitments at any time on five Business Days’ written notice, but not below the Total Utilization of Revolving Commitments, in a minimum amount of $2,500,000 and multiples of $100,000 in excess of that amount. The Company may reduce the FILO Revolving Loan Commitments at any time on five Business Days’ written notice in any amount that will not result in an Overadvance, in a minimum amount of $2,500,000 and multiples of $100,000 in excess of that amount.

The Company will be subject to certain financial covenants during the occurrence of a Financial Covenant Period. A Financial Covenant Period (a) commences when (i) an Event of Default occurs, (ii) Excess Availability is less than the greater of (A) $47,090,640 (increased by the Second Amendment from $35 million) and (B) 12.7272% of the Maximum Revolver amount for a period of five consecutive Business Days or (iii) Excess Availability is less than the greater of (A) $40,363,300 (increased by the Second Amendment from $30 million) and (B) 10.9090% of the Maximum Revolver Amount at any time and (b) continues until a period of 30 consecutive Business Days has elapsed during which at all times (i) no Event of Default exists and (ii) Excess Availability is equal to or greater than the greater of (A) $47,090,640 (increased by the Second Amendment from $35 million) and (B) 12.7272% of the Maximum Revolver Amount. During a Financial Covenant Period, the Company is obligated to maintain a Consolidated Fixed Charge Coverage Ratio of not less than 1.15 to 1.0, measured as of the end of the most recent Fiscal Month for which financial statements have been delivered prior to the date on which a Financial Covenant Period first begins and as of each Fiscal Month end while the Financial Covenant Period is in effect.

The Credit Agreement imposes financial conditions on the Company’s redeeming any of its Class A Shares, Class B Shares and Class E Shares and paying cash dividends on Class E Shares (other dividends being generally prohibited), and prohibits distributions to shareholders and any repurchase of shares when an Event of Default has occurred and is continuing. The Credit Agreement also places certain restrictions on the payment of patronage dividends should an Event of Default occur. Events of Default include, but are not limited to, the failure to pay amounts due to lenders, violation of covenants, the making of false representations and warranties and specified insolvency-related events, subject to specified thresholds, cure periods and/or exceptions.

The Company is subject to negative covenants limiting permitted indebtedness, contingent obligations, liens, investments, acquisitions, restricted payments and certain other matters. The Credit Agreement allows permitted investment by the Company of up to $17.5 million (increased by the Second Amendment from $15 million) in Grocers Capital Company, subject to financial conditions.

The Company’s obligations under the Credit Agreement are guaranteed by certain of the Company’s subsidiaries, excluding its finance and insurance subsidiaries, and are secured by grants of security interests in the accounts receivable, inventory, deposit accounts and certain related collateral (subject to exceptions) of the Company and the guarantor subsidiaries, and in the Term Loan Real Estate, which consists of the real estate referred to in the ancillary documents attached as Exhibit 99.2 through Exhibit 99.5. The obligations are also senior to the rights of the Company’s members with respect to Partially Subordinated Patrons’ Deposit Accounts and patronage dividend certificates, if any.

Amendment of Security Agreement

The Second Amendment also amends the Amended and Restated Security Agreement, dated as of June 28, 2013, by and among Unified Grocers, Inc., Crown Grocers, Inc., Market Centre, Unified International, Inc. and Wells Fargo Bank, National Association, as Secured Party (defined therein) (the “Security Agreement”) to include certain collateral relating to the Term Loan Real Estate, and to eliminate exclusions from the collateral that had been necessary to allow for the Hancock Debt.

Consent and Waiver

The Second Amendment also sets forth a consent and waiver in which the Administrative Agent and the Lenders consent to the extension to June 30, 2015 of the deadline for delivery of the annual financial statements required pursuant to the Credit Agreement and certain certificates and information required by the Credit Agreement to be delivered with financial statements required pursuant to the Credit Agreement. The Company has informed Administrative Agent and the Lenders that (a) the audit committee of the Company, with the assistance of independent legal counsel, is conducting an investigation (the “Investigation”) of issues relating to the setting of case reserves and management of claims by the Company’s insurance subsidiaries and related matters, and (b) the Company is unable at this time to predict when the Investigation will be completed or whether the findings will have any impact on the Company’s 2014 consolidated financial statements, any consolidated financial statements previously filed, or the Company’s assessment of its disclosure controls and procedures or internal control over financial reporting. The Second Amendment sets forth Lenders’ waiver of specified Defaults and Events of Default (as those terms are defined in the Credit Agreement) to the extent arising out of any revision or other modification which may be necessitated by determinations made as a result of the Investigation to any writing previously delivered by the Company, Crown Grocers, Inc., Market Centre, or Unified International, Inc. (or which may be delivered prior to June 30, 2015) in accordance with the Loan Documents, or the effect or consequence of any such revision or other modification.

Prepayment of Senior Notes

On December 18, 2014, the Company prepaid in full the Hancock Debt under the Company’s Amended and Restated Note Purchase Agreement dated as of January 3, 2006, as amended (the “Notes Agreement”), with the then-current noteholders and John Hancock, acting in its capacity as collateral agent for the current noteholders (the “Noteholders”). Certain capitalized terms used in this paragraph have the meanings given to them in the Notes Agreement. The Company prepaid principal of and interest on the Hancock Debt in the amount of $48,547,828.26, and paid the applicable Make-Whole Amount, $3,021,537.44, as calculated per the Notes Agreement, in connection with the prepayment.

Consent for Grocers Capital Company

On December 17, 2014 Grocers Capital Company (“GCC”) received consent from California Bank & Trust (“CBT”), as arranger and administrative agent (“Agent”) for the Amended and Restated Loan and Security Agreement, dated as of September 26, 2014 (the “GCC Loan Agreement”), to extend the due date of the covenant requirement to deliver consolidated audited financial statements of the Company, which is currently January 30, 2015, to June 30, 2015 (the “Consent”).

Exhibits – Incorporation by Reference

Copies of the Second Amendment (and primary ancillary documents) and Consent are attached hereto as Exhibit 99.1 through Exhibit 99.6 and are incorporated herein by this reference. The foregoing description of the Second Amendment and the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the exhibits.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The terms of the direct financial obligations are summarized in Item 1.01 of this Form 8-K and are incorporated herein by this reference.

Item 7.01.	Regulation FD Disclosure

On December 19, 2014, the Company issued a press release announcing that it had entered into the agreements described in Item 1.01. A copy of the press release is furnished as Exhibit 99.7 hereto and is incorporated herein by this reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and the attached Exhibit 99.7 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 8.01.	Other Events

On December 19, 2014, the Company issued a press release announcing that it had entered into an agreement with Haggen, currently a customer of the Company, to become its primary and preferred supplier for additional stores acquired by Haggen in California, Arizona and Nevada, and a substantial supplier in Washington and Oregon, pending Federal Trade Commission’s approval, related to the impending merger of Albertson’s LLC and Safeway. A copy of the press release is furnished as Exhibit 99.7 hereto and is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Second Amendment, Consent and Lender Joinder, dated as of December 18, 2014, by and among Unified Grocers, Inc., the Lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent.

99.2	Deed of Trust with Assignment of Rents and Fixture Filing dated as of December 18, 2014, by Borrower, as trustor, to Chicago Title Company, as trustee, for the benefit of Administrative Agent, as beneficiary, relating to certain real property located in Santa Fe Springs, Los Angeles County, California.

99.3	Deed of Trust with Assignment of Rents and Fixture Filing dated as of December 18, 2014, by Borrower, as trustor, to Chicago Title Company, as trustee, for the benefit of Administrative Agent, as beneficiary, relating to certain real property located in San Joaquin County, California.

99.4	Deed of Trust with Assignment of Rents and Fixture Filing dated as of December 18, 2014, by Borrower, as trustor, to Chicago Title Company, as trustee, for the benefit of Administrative Agent, as beneficiary, relating to certain real property located in Clackamas County, Oregon.

99.5	First Amendment to Deed of Trust with Assignment of Rents and Fixture Filing dated as of December 18, 2014, by Borrower, as trustor, to Chicago Title Company, as trustee, for the benefit of Administrative Agent, as beneficiary, relating to certain real property located in Commerce and Los Angeles, Los Angeles County, California.

99.6	Consent dated December 17, 2014 to the Amended and Restated Loan and Security Agreement, dated as of September 26, 2014.

99.7	Press release issued December 19, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2014	UNIFIED GROCERS, INC.

	By	/s/ HARRY H. DEMAS
Harry H. Demas
General Counsel and Secretary